UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 21, 2005

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                DELAWARE                                 000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)  (COMMISSION FILE NUMBER)

                                   51-0386871
                       (IRS EMPLOYER IDENTIFICATION NO.)

                        37899 Twelve Mile Road, Ste.#300
                        Farmington Hills, Michigan 48331

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49331
                                   (ZIP CODE)

             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (248) 489-1961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

=============================================================================


Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

The response to Item 1.01 of our Current Report dated October 11, 2005 is hereby incorporated by reference.

On November 14, 2005, Cornell Capital Partners, LP ("Cornell") purchased a second secured convertible debenture from us. The second secured convertible debenture is in the face amount of $2,000,000 and was purchased from us by Cornell for a like amount. The principal sum together with accrued but unpaid interest at an annual rate of approximately 10.14% is payable on or before November 14, 2007. The other terms of the second secured convertible debenture are substantially identical to those of the secured convertible debenture purchased from us by Cornell on October 11, 2205.

As is the case with the first secured convertible debenture, there is no limit to the number of shares we may be required to issue to satisfy our obligation for conversion of shares under the second secured convertible debenture. Any decline in the market price of our shares will increase the number of shares we would otherwise be required to issue.

Pursuant to the Pledge and Escrow Agreement described in Item 1.01 of our Current Report dated October 11, 2005, we have now delivered a certificates representing an aggregate of 25,000,000 of our shares to the escrow agent.

In connection with the purchase by Cornell of the second secured convertible debenture, we have paid Yorkville Advisors Management LLC a further fee of $200,000. Yorkville Advisors Management LLC is the general partner of Cornell.

In connection with the purchase by Cornell of the second secured convertible debenture, we issued a warrant to Cornell to purchase 2,000,000 shares of our common stock for a period of five years at an exercise price of $1.00 per share, subject to adjustment as set forth in the warrant. The terms of the warrant are substantially identical to those of the warrant we issued to Cornell on October 11, 2005.

On November 14, 2005, we filed a registration statement with the SEC for the resale by Cornell of up to 39,062,500 shares to be issued upon conversion of the secured convertible debentures and 5,000,000 shares underlying the warrants. In the event that the registration statement is not declared effective by the SEC within 120 days of its filing or if after it has been declared effective by the SEC, sales cannot be made pursuant to the registration statement, then we will pay liquidated damages of 2% of the liquidated value of the secured convertible debentures outstanding for each thirty day period after the filing deadline or the 120 day period, as the case may be. We have agreed to indemnify Cornell against certain losses, costs or damages which may arise in connection with the registration statement, including those which may arise under the Securities Act of 1933. The registration statement also includes shares to be offered by persons other than Cornell.

In connection with the purchase of the second secured convertible debenture by Cornell, we paid a fee of $120,000.00 to Spencer Clarke LLC.

Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Reference is made to the response to Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the response to Item 1.01 above.

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sale of Equity Securities.

Reference is made to the response to Item 1.01 above.

On October 21, 2005, we issued 22,600 shares of our common stock to Gary L. Westerholm in consideration of his forgiveness of a promissory note we had issued to him having a then outstanding balance of principal and interest of $22,600.

We claimed exemption from the registration provisions of the Securities Act of 1933 pursuant to the provisions of Section 4(2) thereof inasmuch as no public offering was involved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


McKENZIE BAY INTERNATIONAL, LTD.

Date: November 16, 2005

/s/Donald C. Harms
---------------------------
Donald C. Harms, Secretary